Exhibit 10.13

AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT (the “Amendment”), dated Sept. 24, 2013, is entered into by and between SCHUFF INTERNATIONAL, INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 of the Credit Agreement, as hereafter defined (collectively, jointly and severally the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (“Lender”).

RECITALS

The Borrower and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated August 14, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Credit Agreement Amendment. The Credit Agreement is hereby amended as follows:

(a) Section 6.2(d) of the Credit Agreement is hereby deleted and replaced as follows:

(d) Capital Expenditures. The Borrower shall not in any fiscal year incur unfinanced Capital Expenditures in excess of (i) $8,000,000.00 during the Borrower’s 2013 fiscal year, and (ii) $5,000,000.00 in the aggregate in any fiscal year thereafter.

(b) Exhibit B of the Credit Agreement is hereby deleted and replaced with Exhibit B attached hereto.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws or articles of organization and operating agreement, as applicable, of the Borrower, which were certified and delivered to the Lender pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) Such other matters as the Lender may reasonably require.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(c) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

(d) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(e) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(f) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or each Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all title insurance premiums and all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, subject to the terms of this Amendment, in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower	SCHUFF INTERNATIONAL, INC., a Delaware corporation
c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com	By

Michael R. Hill
	Its:	Vice President and Chief Financial Officer
SCHUFF STEEL COMPANY, a Delaware corporation
By:

Michael R. Hill
	Its:	Vice President and Chief Financial Officer

SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company

	By:	Schuff Steel Company, a Delaware corporation
Its Managing Member

By:

Michael R. Hill
		Its:	Vice President and Chief Financial Officer

QUINCY JOIST COMPANY, a Delaware corporation

By:

Michael R. Hill
Its: Vice President

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

By:

Michael R. Hill
		Its:	Vice President

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation

By:

Michael R. Hill
Its: Vice President

SCHUFF HOLDING CO., a Delaware corporation

By

Name:	Michael R. Hill
Title:	Chairman, President, Secretary & Treasurer

ADDISON STRUCTURAL SERVICES, INC., a Florida corporation

By

Name:	Michael R. Hill
Title:	Chairman, President, Secretary & Treasurer

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHEAST L.L.C., a Delaware limited liability company

By

Name:	Michael R. Hill
Title:	Manager

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHWEST, INC., a Delaware corporation

By:

Michael R. Hill
Its: Vice President

SCHUFF STEEL MANAGEMENT COMPANY- COLORADO, L.L.C., a Delaware limited liability company

By:

Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a Delaware limited liability company

By:

Its:	Michael R. Hill, Manager

6

WELLS FARGO CREDIT, INC.

By

Its Authorized Signatory

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, a guarantor of the indebtedness of Borrower to Lender pursuant to a separate Guaranty (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Agreement; (ii) consents to the terms (including without limitation the release set forth in Section 7 of the Agreement) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any of the undersigned and without impairing its liability under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP

By:

	Name:	David A. Schuff
	Title:	General Partner

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:
Wells Fargo Credit, Inc.

Date:	, 2013

Subject:
Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated August 14, 2013, as amended from time to time (the “Credit Agreement”), attached are the financial statements of Schuff International, Inc. and its Subsidiaries as of and for             , 20     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period to be effective as of any date permitted under the Agreement.

Financial Covenants. I further certify to the Lender as follows: (Check one):

☐	The Reporting Date marks the end of one of the Borrower’s fiscal months, but not the end of a fiscal quarter or fiscal year; hence I am completing all items below except items and .

☐	The Reporting Date marks the end of one of the Borrower’s fiscal quarters but not the end of a fiscal year, hence I am completing all items below except items and .

☐	The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below all items below.

I further certify to the Lender as follows:

1. Section 6.2(a) – Fixed Charge Coverage Ratio.

Quarter Ending	Minimum Required Fixed Charge Coverage Ratio	Actual
December 31, 2012	1.20 to 1
March 31, 2013	1.20 to 1
June 30, 2013	1.20 to 1
September 30, 2013	1.20 to 1
December 31, 2013	1.20 to 1

2. Section 6.2(b) Total Debt to EBITDA

Quarter Ending	Minimum Required Ratio	Actual
December 31, 2012	3.0 to 1
March 31, 2013	3.0 to 1
June 30, 2013	3.0 to 1
September 30, 2013	2.75 to 1
December 31, 2013	2.75 to 1

3. Section 6.2(c) Free Cash Flow

Year	Requirement =	Actual
Each Fiscal Year from and after 2013	30% of Free Cash Flow

4. Section 6.2(d)

Year	Maximum Permitted Unfinanced Capital Expenditures	Actual
2013	$8,000,000.00
Each Fiscal Year thereafter	$5,000,000.00

5. Section 6.2(e)

Month	Maximum Permitted Net Loss	Actual
Any single month	$600,000.00
Any two consecutive months	$1,000,000.00

6. Distributions. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.7 of the Credit Agreement concerning dividends distributions, purchases, retirements and redemptions.

7. Salaries. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.8 of the Credit Agreement concerning salaries and other compensation.

8. Transactions With Affiliates. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.27 of the Credit Agreement concerning transactions with Affiliates.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Chief Financial Officer of Schuff International, Inc. and authorized agent of the other Persons comprising the Borrower